    As filed with the Securities and Exchange Commission on April 24, 1997

                                             REGISTRATION NO. 333 -
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                      -----------------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933
                      -----------------------------------



                    ADVANCED DEPOSITION TECHNOLOGIES, INC.
            (Exact name of Registrant as specified in its charter)



               DELAWARE                                 04-2865714
    (State or other jurisdiction                      (I.R.S. Employer
  of incorporation or organization)                  Identification No.)



                         580 MYLES STANDISH BOULEVARD
                         TAUNTON, MASSACHUSETTS 02780
                                (508) 823-0707
                   (Address of Principal Executive Offices)



                             1997 STOCK AWARD PLAN
                           (Full title of the plan)



                          GLENN J. WALTERS, PRESIDENT
                    ADVANCED DEPOSITION TECHNOLOGIES, INC.
                         580 MYLES STANDISH BOULEVARD
                         TAUNTON, MASSACHUSETTS 02780
                                (508) 823-0707
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                      -----------------------------------


                                  CALCULATION OF REGISTRATION FEE

========================================================================================================

                                                  Proposed           Proposed
       Title of                                   maximum             maximum
   securities to be          Amount to be      offering price        aggregate             Amount of
     registered             registered/(1)/     per share/(2)/   offering price/(2)/    registration fee
--------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value    10,000               $3.84              $38,400           $11.64
========================================================================================================

(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be issued under the Advanced Deposition Technologies, Inc. 1997 Stock Award Plan (the "Plan").

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act on the basis of the average of the bid and asked prices per share of the Common Stock as reported by the Nasdaq SmallCap Market as of April 23, 1997.
================================================================================

                                 EXPLANATORY NOTE
                                 ----------------


          In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
--------------------------------------------------------

  The following documents filed by the Registrant with the Commission are incorporated herein by reference:

  (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

  (b) The Company's current report on Form 8-K dated February 20, 1997.

  (c) The description of the Common Stock contained in the Company's Registration Statement on Form S-3, filed with the Commission on May 13, 1996.

  All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.
----------------------------------

  Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

  Not applicable.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the following provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

  Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which is deemed illegal or obtaining an improper personal benefit. The Company's Certificate of Incorporation includes the following language:

  To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its stockholders, for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

  Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful. The By-laws of the Company include the following provision:

  Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees", who may be indemnified by a Delaware corporation pursuant to the provisions of such
  Section 145, namely, any person, or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the Indemnities, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevetheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification, with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

  Not applicable.

Item 8.  Exhibits.
-----------------

  (4.1) Certificate of Incorporation was filed as Exhibit 4d to the Company's Form S-8 filed with the Securities and Exchange Commission on December 11, 1996 and is incorporated herein by reference.

  (4.2) By-laws was filed as Exhibit 4e to the Company's Form S-8 filed with the Securities and Exchange Commission on December 11, 1996 and is incorporated herein by reference.
 .
  (5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

  (23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

  (23.2)  Consent of BDO Seidman, LLP

  (23.3)  Consent of Arthur Andersen LLP

  (24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

  (99.1)  1997 Stock Award Plan

Item 9.   Undertakings.
---------------------

(a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taunton, Massachusetts on April 24, 1997.


                                 ADVANCED DEPOSITION
                                 TECHNOLOGIES, INC.



                                 By   /s/ Glenn J. Walters
                                     ----------------------
                                   Glenn J. Walters
                                   President



  Each person whose signature appears below constitutes and appoints Glenn J. Walters his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                 Title             Date
  ---------                 -----             ----

/s/ Glenn J. Walters
----------------------  Chief Executive Officer,     April 24, 1997
Glenn J. Walters        President and Director
                        (principal executive officer)

/s/Gordon E. Walters
----------------------  Chairman of the Board          April 24, 1997
Gordan E. Walters       of Directors

/s/ Mark R. Thomas
----------------------  Chief Financial Officer        April 24, 1997
Mark R. Thomas          and Director
                        (Principal financial and
                        accounting officer)


/s/ Dr. Charles R. Buffler
----------------------------  Director  April 24, 1997

Dr. Charles R. Buffler

/s/ Salvatore F. D'Amato
----------------------------  Director  April 24, 1997
Salvatore F. D'Amato

/s/ John J. Moroney
----------------------------  Director  April 24, 1997
John J. Moroney

/s/ Robert M. Pozzo
----------------------------  Director  April 24, 1997
Robert M. Pozzo

                    ADVANCED DEPOSITION TECHNOLOGIES, INC.

                         INDEX TO EXHIBITS FILED WITH
                        FORM S-8 REGISTRATION STATEMENT


Exhibit
Number                   Description
------- ---------------------------------------------------


(4.1)   Certificate of Incorporation was filed as Exhibit
        4d to the Company's Form S-8 filed with the Securities and Exchange Commission on December 11,
        1996 and is incorporated herein by reference.

(4.2)   By-laws was filed as Exhibit 4e to the Company's
        Form S-8 filed with the Securities and Exchange
        Commission on December 11, 1996 and is
        incorporated herein by reference.

(5)     Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and
        Popeo, P.C. as to the legality of shares being registered.

(23.1)  Consent of Mintz, Levin, Cohn, Ferris, Glovsky and
        Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)  Consent of BDO Seidman, LLP

(23.3)  Consent of Arthur Andersen LLP.

(24) Power of Attorney to file future amendments (set forth on the signature page of this Registration
        Statement.)

(99.1)  1997 Stock Award Plan
